Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-4 (No. 333-168254) and Form S-8 (Nos. 333-92229, 333-138697, 333-168629, 333-168254, 333-176205) of Valeant Pharmaceuticals International, Inc. of our report dated February 29, 2012 (except for the reclassifications described in Note 2 and segment information presented in Note 26 (which is restated to reflect a new management structure), for which the date is February 28, 2014) relating to the consolidated financial statements and financial statement schedule of Valeant Pharmaceuticals International, Inc., which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Toronto, Canada February 28, 2014	Chartered Professional Accountants Licensed Public Accountants